Exhibit 4.1

AMENDMENT NO. 3

TO

RIGHTS AGREEMENT

This Amendment No. 3 to Rights Agreement (this “Amendment”) is made and entered into as of December 18, 2014, by and between Contango ORE, Inc., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent have entered into that certain Rights Agreement, dated as of December 20, 2012, as amended by that certain Amendment No. 1 to Rights Agreement, dated as of March 21, 2013, and as further amended by that certain Amendment No. 2 to Rights Agreement, dated as of September 29, 2014 (as amended, the “Rights Agreement”)

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may supplement or amend any provision of the Rights Agreement in any respect in accordance with the provisions of such section; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree to amend the Rights Agreement as follows:

1. Amendments.  The Rights Agreement is hereby amended as follows:

(a) Section 1 of the Rights Agreement by replacing “Tanana Gold, LLC” wherever it appears with “Peak Gold, LLC”:

(b) Section 7(a) of the Rights Agreement by replacing the reference to “December 19, 2014” in clause (i) of Section 7(a) with “December 19, 2016.”

2. No Further Amendments.  Except as expressly provided herein, the terms and conditions of the Rights Agreement shall continue in full force and effect.

3. Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CONTANGO ORE, INC.

By:	/s/ John B. Juneau
Name: John B. Juneau
Title: President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration